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PROXY                                                                      PROXY

                                EMC CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 5, 1999
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Colin G. Patteson and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Stockholders of EMC Corporation, a Massachusetts corporation (the "Company"), to be held on May 5, 1999, at 10:00 a.m., local time at the Company's facility at 50 Constitution Boulevard, Franklin, Massachusetts, and at any adjournments thereof, all the shares of Common Stock, $.01 par value per share, of the Company that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.


PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


Please sign exactly as your name(s) appear(s) on the books of the Company.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

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[X] PLEASE MARK VOTES AS IN THIS EXAMPLE                                                        For   Against   Abstain
_________________________________________________          2. To amend the Company's             [_]    [_]       [_]
               EMC CORPORATION                                Articles of Organization to
_________________________________________________             increase the number of shares of
                                                              authorized Common Stock, $.01
Mark box at right if an address change has [_]                par value, to 3,000,000,000 shares.
been noted on the reverse side of this card.
                                                           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.
                                 With-   For All
                            For   hold   Except
1.  Election of Directors:  [_]   [_]      [_]                                                  For   Against   Abstain
    Electing three directors to serve                      3. To approve the addition of         [_]    [_]       [_]
    a three-year term as Class III                            8,500,000 shares of Common
    Directors and for all nominees.                           Stock, $.01 par value, to the
                                                              Company's 1993 Stock Option Plan.
           Michael J. Cronin
           Maureen E. Egan                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.
           W. Paul Fitzgerald
                                                                                                For   Against   Abstain
If you do not wish your shares voted "For" a               4. To approve the addition of         [_]    [_]       [_]
particular nominee, mark the "For All Except"                 2,200,000 shares of Common
box and strike a line through the nominee's name.             Stock, $.01 par value, to the
Your shares will be voted for the remaining nominee(s).       Company's 1989 Employee
                                                              Stock Purchase Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.

RECORD DATE SHARES:                                        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS
                                                           SPECIFIED.  IF NO CHOICE IS SPECIFIED, THEN THIS PROXY
                                                           WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES NOTED
Please be sure to sign and date this Proxy.                HEREON TO THE BOARD OF DIRECTORS TO SERVE FOR A THREE-YEAR
                                                           TERM AS CLASS III DIRECTORS, APPROVING THE AMENDMENT TO
                                                           THE COMPANY'S ARTICLES OF ORGANIZATION AND THE ADDITION OF
_____________________________________________________      SHARES TO THE COMPANY'S 1993 STOCK OPTION PLAN AND 1989
 Stockholder sign here          Co-owner sign here         EMPLOYEE STOCK PURCHASE PLAN.  A VOTE FOR THE ELECTION OF
                                                           DIRECTORS INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A
                                                           SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD
________________________                                   CAUSE WILL NOT SERVE.  IN THEIR DISCRETION, THE PROXIES
   Date                                                    ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY
                                                           PROPERLY COME BEFORE THE MEETING.
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